EXHIBIT 10.31

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of November 29, 2012 (the “Effective Date”), by and between Sequential Brands Group, Inc., a Delaware corporation (“Seller”), and Gary Klein (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer are party to that certain Employment Agreement, dated effective as of November 29, 2012 (the “Employment Agreement”);

WHEREAS, pursuant to [Section 4(c)] of the Employment Agreement, Seller has agreed to provide Buyer with the opportunity to purchase 80,000 shares of Seller’s Common Stock (the “Shares”); and

WHEREAS, Seller and Buyer desire to consummate such sale and purchase on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

1.          Purchase and Sale of Stock; Purchase Price. Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all of the Shares, at a price per share of $0.001, for an aggregate purchase price of $80.00.

2.          Restricted Legends and Stop-Transfer Orders.

2.1           All certificates evidencing the Shares shall bear the following legend (in addition to any legend(s) required by applicable law or other agreements to which such Shares are subject):

(i)          “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER, AND THE SECURITIES LAWS OF ANY SUCH STATE.”

(ii)         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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2.2           Stop-Transfer Notices. Buyer agrees that, in order to ensure compliance with the restrictions referred to herein, Seller may issue appropriate “stop transfer” instructions to its transfer agent.

2.3           Refusal to Transfer. Seller shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any attempt to transfer the Shares in violation of the provisions of this Agreement shall be void.

2.4           Removal of Legend. Upon the expiration or exercise in full of the Repurchase Right (as defined below), the Shares then held by Buyer will no longer be subject to the legend referred to in Section 2.1(ii). After such time, and upon Buyer’s request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 2.1(ii) and delivered to Buyer.

3.          Representations of Buyer. Buyer represents to Seller that:

3.1           Buyer understands that the sale of the Shares by Seller to Buyer has not been registered under the Securities Act of 1933, as amended (the “Securities Act”);

3.2           Buyer is purchasing the Shares for Buyer’s own account for investment purposes only, and not with a view to or for sale in connection with any distribution of the Shares within the meaning of the Securities Act;

3.3           Buyer is the beneficial owner of the Shares;

3.4           Buyer is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect;

3.5           Buyer is aware of Seller’s business affairs and financial condition and has acquired sufficient information about Seller to reach an informed and knowledgeable decision to acquire the Shares;

3.6           Buyer understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for Seller; and

3.7           Buyer is familiar with the provisions of Rule 144, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, and further understands that at the time Buyer wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Seller may not be satisfying the current public information requirements of Rule 144 and that, in such event, Buyer would be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

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4.          Repurchase Right.

4.1           Seller shall have the irrevocable right (but not an obligation) to repurchase all or (at the discretion of Seller) any portion of the Shares (the “Restricted Stock”), as provided below (collectively, the “Repurchase Right”). The Repurchase Right per share of Restricted Stock shall be exercisable at a price equal to $0.001 (as adjusted pursuant to Section 4.4 below) (the “Repurchase Price”).

4.2           (a)          The Repurchase Right shall be exercisable for a period of ninety (90) days (the “Option Period”) following the earlier of (i) the date of a material breach by Buyer of Section 6 or Section 7 of the Employment Agreement and (ii) the date Buyer ceases for any reason to remain employed with Seller (the date of such termination being the “Termination Date”), in each case with respect to all or (at the discretion of Seller) any portion of the Restricted Stock in which the Buyer has not acquired a vested interest in accordance with Section 4.3 (such portion of the Restricted Stock to be hereinafter called the “Unvested Shares”) by providing written notice to Buyer and by delivery to Buyer with such notice of payment in the amount of the Repurchase Price; provided, however, that without requirement of further action on the part of either party hereto, the Repurchase Right shall be deemed to have been automatically exercised as to all Unvested Shares at 5:00 p.m. Pacific time on the last day of the Option Period, unless Seller declines in writing to exercise its Repurchase Right in whole or in part prior to such time; provided further, that notwithstanding the above, the Repurchase Right shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date and extended by the duration of any such period, in any case where such automatic exercise would result in a violation of applicable law (including without limitation Section 160 of the Delaware General Corporation Law), and the Repurchase Right shall once again be deemed exercisable (or, as provided above, exercised) as soon as a violation of applicable law would not result from its exercise. Upon delivery of such notice and payment of the Repurchase Price, Seller shall become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interest therein or related thereto, and Seller shall have the right to transfer to its own name the number of Restricted Stock being repurchased by Seller, without further action by Buyer.

(b)          If Seller determines not to exercise the Repurchase Right in whole or in part, it shall notify Buyer prior to the end of the Option Period, and the Repurchase Right shall thereupon terminate as to any Unvested Shares for which Seller declined to exercise the Repurchase Right. If the Repurchase Right is exercised or deemed to be exercised, then within five (5) business days after the date of such exercise or deemed exercise, Seller shall notify the Escrow Agent (as defined below) thereof and shall make payment of the aggregate Repurchase Price for the Unvested Shares being repurchased by any of the following methods: (A) delivering to Buyer a check in the amount of the aggregate Repurchase Price; (B) canceling an amount of indebtedness of Buyer to Seller equal to the aggregate Repurchase Price; or (C) any combination of (A) and (B) such that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of the payment of the aggregate Repurchase Price in any of the ways described above, Seller shall become the legal and beneficial owner of the Unvested Shares being repurchased and all related rights and interests therein, and Seller shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by Seller.

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(c)          If Seller neither notifies Buyer prior to the end of the Option Period of Seller’s decision not to exercise its Repurchase Right nor delivers payment of the aggregate Repurchase Price to Buyer within five (5) business days after the actual or deemed exercise of the Repurchase Right (or within an additional period in accordance with Section 4.2(a)), then the sole remedy of Buyer thereafter shall be to receive the aggregate Repurchase Price from Seller in the manner set forth above for the Unvested Shares deemed repurchased, and in no case shall Buyer have any claim of ownership as to any of such Unvested Shares. If the Repurchase Right is terminated in whole or in part by written notice from Seller to Buyer, then upon and following such termination the only remaining right of Buyer under this Agreement shall be the right to receive and retain the Unvested Shares as to which the Repurchase Right was terminated, and Buyer shall have no right whatsoever to receive the Repurchase Price.

4.3           The Repurchase Right shall lapse as to, and Buyer shall be deemed to have acquired a vested interest in, 20,000 of the Shares comprising the Restricted Stock on the Effective Date, 20,000 of the Shares comprising the Restricted Stock on the first anniversary of the Effective Date, 20,000 of the Shares comprising the Restricted Stock on the second anniversary of the Effective Date and 20,000 of the Shares comprising the Restricted Stock on the third anniversary of the Effective Date, subject to Buyer’s employment with Seller on each of such vesting dates and subject further to Buyer not being in material breach of Section 6 or Section 7 of the Employment Agreement on each of such vesting dates. Notwithstanding the foregoing, the Repurchase Right shall lapse as to one-hundred percent (100%) of the Unvested Shares (i) following a termination of Buyer’s employment with the Seller as a result of Buyer resigning from his employment for Good Reason (as such term is defined in the Employment Agreement) or the Seller terminating Buyer’s employment without Cause (as such term is defined in the Employment Agreement)(other than a termination by reason of death or Disability) or (ii) upon the occurrence of a Change in Control (as such term is defined in the Employment Agreement). In addition, notwithstanding the foregoing, in the event of Buyer’s death or the termination of Buyer’s employment with the Seller for reason of Disability (as such term is defined in the Employment Agreement), the Repurchase Right shall lapse as to the portion of such Unvested Shares that were scheduled to vest in the year in which the termination for reason of death or Disability occurs, and any remaining Unvested Shares shall be subject to the Repurchase Right. For the sake of clarity, upon a material breach by Buyer of Section 6 or Section 7 of the Employment Agreement, the Repurchase Right shall no longer lapse with respect to any then Unvested Shares and all such Unvested Shares shall be subject to the Repurchase Right set forth herein.

4.4           Rights of Repurchase Adjustments. If there is any change in the number of outstanding shares of capital stock by reason of a stock split, reverse stock split, stock dividend, an extraordinary dividend payable in a form other than stock, recapitalization, combination or reclassification, or a similar transaction affecting Seller’s outstanding securities without receipt of consideration, then (a) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Repurchase Right in the proportion that shares of Restricted Stock for which the Repurchase Right has not lapsed bears to all shares of Restricted Stock; and (b) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Repurchase Right; provided, however, that the aggregate Repurchase Price payable for the Restricted Stock shall remain the same. Any such additional securities or other property shall be deemed to be included in the definition of Restricted Stock for purposes of this Agreement.

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4.5           Termination of Rights as Stockholder. If Seller makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the shares of Restricted Stock to be repurchased in accordance with the terms hereof, then after such time the person from whom such shares are to be purchased shall no longer have any rights as a holder of such shares of Restricted Stock (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares of Restricted Stock shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered to Seller.

4.6           Escrow.

(i)          For purposes of facilitating the enforcement of the provisions of this Section 4, Buyer agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Right, to deliver such certificate(s), together with an Assignment Separate From Certificate in the form attached to this Agreement as Exhibit A executed by Buyer, in blank, to the Secretary of Seller, or the Secretary’s designee (as applicable, the “Escrow Agent”) to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 4.4 above shall immediately be deposited with Escrow Agent to be held in escrow. All regular cash dividends on Restricted Stock (or other securities at the time held in escrow) shall be paid directly to Buyer and shall not be held in escrow. The shares of Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be surrendered to Seller for repurchase and cancellation upon Seller’s exercise of its Repurchase Right. In any event, all shares of Restricted Stock (and any other vested assets and securities attributable thereto) shall be released when all shares of Restricted Stock have been released from the Repurchase Right. The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Buyer agrees that if the Escrow Agent resigns as escrow holder for any or no reason, the Board of Directors of Seller shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. Certificates representing the Shares that have been released from the Repurchase Right shall be delivered to Buyer upon request promptly after such release.

(ii)         Buyer shall not be entitled to transfer any shares of Restricted Stock without the prior written consent of Seller. If any transfer is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be void ab initio.

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5.          Assignment of Seller Purchase Rights. The rights of Seller to purchase any portion of the Shares under Section 4 of this Agreement may be assigned, in whole or in part, to any stockholder or stockholders of Seller or other persons or organizations approved by the Board of Directors.

6.          Section 83(b) Election. Buyer understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), requires Buyer to recognize ordinary income equal to any excess of the fair market value of the Shares over the amount paid for the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of Seller to buy back the Shares pursuant to the Repurchase Right set forth in Section 4 of this Agreement. Buyer understands that Buyer may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Right expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) of the Code in the future. Buyer understands that failure to file such an election in a timely manner may result in adverse tax consequences for Buyer. Buyer acknowledges that the fair market value of the Shares could exceed the amount paid for the Shares, with the result that Buyer would recognize ordinary income as a result of the filing of an 83(b) Election. Buyer agrees that Buyer will be solely responsible for, and hold Seller harmless against, any taxes (including any penalties and interest) imposed on Buyer with respect to any 83(b) Election or the purchase or vesting of the Shares. Buyer acknowledges and agrees that it is solely Buyer’s responsibility to timely file an 83(b) Election, if Buyer chooses to do so, that Seller has no responsibility or obligation of any kind to assist with such filing, and that Buyer will have no claim of any kind against Seller or counsel to Seller if Buyer fails to timely file such 83(b) Election. Buyer further understands that an additional copy of such election form should be filed with Buyer’s federal income tax return for the calendar year in which the date of this Agreement falls. Buyer acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder and does not purport to be complete. Buyer further acknowledges that Seller has directed Buyer to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Buyer may reside, and the tax consequences of Buyer’s death.

7.          Put Right. At any time during the thirty (30) day period following each applicable vesting date of the Restricted Stock, Buyer shall have the right to “put” any vested Restricted Stock vesting on such date to the Seller in accordance with the terms set forth in Section 4(c) of the Employment Agreement. In connection with the exercise of such “put” right by the Buyer, Buyer and Seller hereby agree to enter into a Stock Repurchase Agreement on terms reasonably acceptable to such parties, which agreement shall contain customary representations and warranties, including representations and warranties relating to ownership of the Shares to be repurchased by the Seller.

8.          Miscellaneous/General.

8.1           Amendment. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by Buyer and Seller.

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8.2           Benefit. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of Seller.

8.3           Headings. Section headings are inserted herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

8.4           Governing Law; Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without reference to the conflict of laws principles thereof. Any dispute arising under or in relation to this Agreement shall be resolved in accordance with the provisions set forth in Section 10(a) of the Employment Agreement.

8.5           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

8.6           Entire Agreement. This Agreement and the Employment Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and all prior conversations, negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof are hereby expressly superseded. In the event of a conflict between the terms of this Agreement and the terms of the Employment Agreement, the terms of this Agreement shall govern.

8.7           Notices. All notices relating to this Agreement shall be made in accordance with the terms set forth in the Employment Agreement.

8.8           No Evidence of Employment. Nothing contained herein shall confer upon Buyer any right with respect to the continuation of his employment by, or service relationship with, Seller or any subsidiary or affiliate of Seller, or interfere in any way with the right of Seller or any subsidiary or affiliate of Seller, at any time to terminate such employment or service relationship or to increase or decrease the compensation of Buyer from the rate in existence on the date hereof. For the avoidance of doubt, this Agreement shall not guarantee employment for the length of all or any portion of the vesting schedule.

8.9           Severability. Any provision of this Agreement which is found to be prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

8.10         Buyer Undertaking. Buyer hereby agrees to take whatever additional actions and execute whatever additional documents Seller may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Buyer pursuant to the express provisions of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

SEQUENTIAL BRANDS GROUP, INC.,
a Delaware corporation

By:	/s/ William Sweedler
Name: William Sweedler
Title: Chairman

By:	/s/ Gary Klein
Name: Gary Klein

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Purchase Agreement between the undersigned (“Buyer”) and Sequential Brands Group, Inc., a Delaware corporation (the “Company”), dated effective as of November 29, 2012 (the “Agreement”), Buyer hereby sells, assigns and transfers unto the Company ___________ shares of the Common Stock of the Company standing in Buyer’s name on the Company’s books and represented by Certificate No. _____, and hereby irrevocably constitutes and appoints ____________________ to transfer such stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

By:
Name: Gary Klein

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SEQUENTIAL BRANDS GROUP, Inc.

RECEIPT AND CONSENT

The undersigned hereby acknowledges receipt of Certificate No.  ____ for 80,000 shares of Common Stock of Sequential Brands Group, Inc. (the “Company”).

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow agent pursuant to the Stock Purchase Agreement that Buyer has previously entered into with the Company. As escrow agent, the Secretary of the Company, or his or her designee, will hold the original of the aforementioned certificate issued in the undersigned’s name, and the undersigned consents to the Company delivering such certificate to such escrow agent on the undersigned’s behalf.

Dated: November 29, 2012

By:
Name: Gary Klein

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